Exhibit 10.5

STOCKHOLDERS AGREEMENT

dated as of

[●], 2015

between

WAYNE FARMS, INC.

and

WAYNE FARMS HOLDINGS LLC

i

INDEX OF DEFINED TERMS

Term	Section
Action	Section 1.1
Affiliate	Section 1.1
Agreement	Preamble
beneficial ownership	Section 1.1
Board of Directors	Section 1.1
By-Laws	Section 1.1
Certificate of Incorporation	Section 1.1
CGC	Section 1.1
Change of Control	Section 1.1
Class A Common Stock	Recitals
Class B Common Stock	Recitals
Common Stock	Recitals
Controlled Affiliate	Section 1.1
Controlled Entity	Section 1.1
Corporation	Preamble
Equity Security	Section 1.1
Exchange Act	Section 1.1
Fair Market Value	Section 1.1
Family Members	Section 1.1
Governmental Entity	Section 1.1
Hedging Obligation	Section 1.1
Holdings	Preamble
Incentive Plan	Section 1.1
Indebtedness	Section 1.1
IPO	Section 1.1
IPO Registration Statement	Recitals
Lien	Section 1.1
LLC Agreement	Section 1.1
LLC Class B Common Unit	Section 1.1
Minimum Condition	Section 1.1
Percentage Interest	Section 1.1
Permitted Transferee	Section 1.1
Person	Section 1.1
SEC	Section 1.1
Securities Act	Section 1.1
Selected Courts	Section 7.5
Stockholder Designee	Section 4.1(a)
Stockholder Majority	Section 1.1
Stockholders	Preamble
Subsidiary	Section 1.1
Tax	Section 1.1
Transfer	Section 1.1

Term	Section
Voting Securities	Section 1.1
Wayne Farms LLC	Section 1.1
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STOCKHOLDERS AGREEMENT

STOCKHOLDERS AGREEMENT (the “Agreement”), dated as of [●], 2015, between Wayne Farms, Inc., a Delaware corporation (the “Corporation”), Wayne Farms Holdings LLC, a Delaware limited liability company (“Holdings”, and together with all other Persons who become stockholders of the Corporation party hereto in accordance with this Agreement, the “Stockholders”).

WHEREAS, in connection with the IPO (as defined herein), the Corporation and its Affiliates (as defined herein) intend to consummate the transactions described in the Registration Statement on Form S-1 (Registration No. 333-202797) (the “IPO Registration Statement”);

WHEREAS, after giving effect to such transactions, the Stockholders own or will own either (x) shares of the Corporation’s Class A common stock, par value $0.00001 per share (the “Class A Common Stock”) or (y) LLC Class B Units (as defined herein) and shares of the Corporation’s Class B common stock, par value $0.00001 per share (the “Class B Common Stock”, and together with the Class A Common Stock, the “Common Stock”), which such LLC Class B Units, subject to certain restrictions, are exchangeable from time to time at the option of the holder thereof for shares of Class A Common Stock pursuant to the terms of the Certificate of Incorporation and the LLC Agreement (each as defined herein); and

WHEREAS, the parties hereto desire to provide for certain governance rights and other matters, and to set forth the respective rights and obligations of the Stockholders on and after the consummation of the IPO.

NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS AND USAGE

Section 1.1     Definitions.  As used in this Agreement, the following terms shall have the following meanings:

“Action” means any claim, demand, action, suit or proceeding, civil, criminal, administrative or investigative, and whether formal or informal, including appeals.

“Affiliate” means, with respect to any Person, any Person directly or indirectly controlling or controlled by or under common control with such Person. For the purposes of this definition, “control” when used with respect to any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract, or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“beneficial ownership” has the same meaning given to it in Section 13(d) under the Exchange Act and the rules thereunder, except that a person will be deemed to have “beneficial ownership” of all securities that person has the right to acquire, whether the right is exercisable immediately, only after the passage of time or only after the satisfaction of conditions and notwithstanding any right to pay cash in lieu of such securities.  The terms “beneficially own” and “beneficial owner” shall have correlative meanings.

“Board of Directors” means the board of directors of the Corporation.

“By-Laws” means the by-laws of the Company, as may be amended and/or restated from time to time.

“Certificate of Incorporation” means the certificate of incorporation of the Corporation, as may be amended and/or restated from time to time.

“CGC” means Continental Grain Company, a Delaware corporation.

“Change of Control” means (i) an acquisition by any Person or group of Persons of Equity Securities of the Corporation, whether already outstanding or newly issued, in a transaction or series of transactions, if immediately thereafter such Person or group of Persons (other than the Stockholders or their Permitted Transferees or a wholly-owned Subsidiary of the Corporation) has, or would have, directly or indirectly, beneficial ownership of fifty percent (50%) or more of the combined Equity Securities or voting power of the Corporation; (ii) the sale of all or substantially all (i.e., eighty percent (80%) or more) of the assets of the Corporation and its Subsidiaries, taken as a whole, directly or indirectly, to any Person or group of Persons (other than the Stockholders or their Permitted Transferees or a wholly-owned Subsidiary of the Corporation) in a transaction or series of transactions; or (iii) the consummation of a tender offer, merger, recapitalization, consolidation, business combination, reorganization or other transaction, or series of related transactions, involving the Corporation and any other Person or group of Persons; unless, in the case of clause (iii) of this definition, both (1) the then-existing Stockholders, immediately prior to such transaction or the first transaction in such series of transactions, will beneficially own more than fifty percent (50%) of the combined Equity Securities or voting power of the Corporation (or, if the Corporation will not be the surviving entity or publicly traded parent company in such transaction or series of transactions, such surviving entity or parent) immediately after such transaction or series of transactions and (2) the individuals who are members of the Board of Directors, immediately prior to such transaction or the first transaction in such series of transactions, will be entitled to cast at least a majority of the votes of the Board of Directors (or the board of managers or equivalent body of such surviving entity, as the case may be) after the closing of such transaction or series of transactions.  As used in this definition of Change of Control, the term “group” shall have the same meaning of such term is used in Rule 13d-5 of the Exchange Act.

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“Controlled Affiliate” of any Person means any Affiliate that directly or indirectly, through one or more intermediaries, is controlled (as defined in the definition of “Affiliate”) by such Person.

“Controlled Entity” means, as to any Person, (a) any corporation more than fifty percent (50%) of the outstanding voting stock of which is owned by such Person or such Person’s Family Members or Affiliates, (b) any trust, whether or not revocable, of which such Person or such Person’s Family Members or Affiliates are the sole beneficiaries, (c) any partnership of which such Person or an Affiliate of such Person is the managing partner and in which such Person or such Person’s Family Members or Affiliates hold partnership interests representing at least fifty percent (50%) of such partnership’s capital and profits and (d) any limited liability company of which such Person or an Affiliate of such Person is the manager or managing member and in which such Person or such Person’s Family Members or Affiliates hold membership interests representing at least fifty percent (50%) of such limited liability company’s capital and profits.

“Equity Security” has the meaning ascribed to such term in Rule 405 under the Securities Act, and in any event, includes any security having the attendant right to vote for directors or similar representatives and any general or limited partner interest in any Person.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, supplemented or restated from time to time and any successor to such statute, and the rules and regulations promulgated thereunder.

“Family Members” means, as to a Person that is an individual, such Person’s spouse, ancestors, descendants (whether by blood or by adoption), brothers and sisters (whether by blood or by adoption) and inter vivos or testamentary trusts of which only such Person and his spouse, ancestors, descendants (whether by blood or by adoption), brothers and sisters (whether by blood or adoption) are beneficiaries.

“Fair Market Value” means, with respect to property (other than cash), the fair market value of such property as determined in good faith by the Board of Directors.

“Governmental Entity” means any court, administrative agency, regulatory body, commission or other governmental authority, board, bureau or instrumentality, domestic or foreign and any subdivision thereof.

“Hedging Obligation” means, with respect to any Person, any liability of such Person under any interest rate, currency or commodity swap agreement, cap agreement or collar agreement, and any other agreement or arrangement designed to protect a Person against fluctuations in interest rates, currency exchange rates or commodity prices.

“Incentive Plan” means any plan, agreement or other arrangement that provides for the grant or issuance of equity or equity-based awards, or other incentive compensation and that is now in effect or is hereafter adopted by the Corporation for the benefit of any of its employees or other service providers (including directors, advisers and consultants), or the employees or other services providers (including directors, advisers and consultants) of any of its Affiliates or Subsidiaries.

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“Indebtedness” of a Person means, at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments (excluding contingent obligations under surety bonds), (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising and paid in the ordinary course of business, (iv) the capitalized amount of all capital leases of such Person, (v) all non-contingent obligations of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit, bankers acceptance, surety bond or similar instrument, (vi) all obligations of a type described in clauses (i) through (v) and clauses (vii) and (viii) of this definition secured by a Lien on any asset of such Person, whether or not such obligation is otherwise an obligation of such Person, (vii) all Hedging Obligations of such Person, and (viii) all Indebtedness of others guaranteed by such Person.  Any obligation constituting Indebtedness solely by virtue of the preceding clause (vi) shall be valued at the lower of the Fair Market Value of the corresponding asset and the aggregate unpaid amount of such obligation.

“IPO” means the initial public offering of shares of Class A Common Stock pursuant to an effective Registration Statement under the Securities Act.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, or any other type of preferential arrangement that has the practical effect of creating a security interest, in respect of such asset.

“LLC Agreement” means the Second Amended and Restated Limited Liability Company Agreement of Wayne Farms LLC, dated as of [●], 2015, as amended, supplemented or restated, in each case in accordance with its terms.

“LLC Class B Common Unit” means the limited liability company interests in Wayne Farms LLC designated as “Company Class B Common Units”.

“Minimum Condition” means that CGC, together with its Permitted Transferees, maintains, directly or indirectly, beneficial ownership of at least 25% of the issued and outstanding Class A Common Stock (calculated, without duplication, on the basis that all issued and outstanding LLC Class B Common Units have been exchanged for shares of Class A Common Stock in accordance with the LLC Agreement), as adjusted for any stock split, stock dividend, reverse stock split, recapitalization, business combination, reclassification or similar event, in each case with such adjustment being determined in good faith by the Board of Directors.

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“Percentage Interest” means, with respect to any Stockholder and as of any date of determination, a fraction, expressed as a percentage, the numerator of which is the amount of Class A Common Stock (calculated, without duplication, on the basis that all issued and outstanding LLC Class B Common Units have been exchanged for shares of  Class A Common Stock) held by such Stockholder as of such date and the denominator of which is the aggregate amount of Class A Common Stock (calculated, without duplication, on the basis that all issued and outstanding LLC Class B Common Units have been exchanged for shares of Class A Common Stock) issued and outstanding as of such date.

“Permitted Transferee” any Family Member, Controlled Entity or Affiliate of a Stockholder.

“Person” means any individual, corporation, firm, partnership, joint venture, limited liability company, estate, trust, business association, organization, Governmental Entity or other entity.

“SEC” means the United States Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended, supplemented or restated from time to time and any successor to such statute, and the rules and regulations promulgated thereunder.

“Stockholder Majority” means Stockholders having beneficial ownership of a majority of the Class A Common Stock beneficially owned by the Stockholders.

“Subsidiary” means, with respect to any Person, any corporation or other entity of which a majority of (i) the voting power of the voting equity securities or (ii) the outstanding equity interests is owned, directly or indirectly, by such Person.

“Tax” means all federal, state, county, local, municipal, foreign and other taxes, assessments, duties or similar charges, including all interests, penalties and additions imposed with respect to such amounts, imposed by any Governmental Entity.

“Transfer” means any sale, assignment, bequest, conveyance, devise, gift (outright or in trust), pledge, encumbrance, hypothecation, mortgage, exchange, transfer or other disposition or act of alienation, whether voluntary or involuntary or by operation of law.  The terms “Transferred” and “Transferring” have correlative meanings.

“Voting Securities” means the Common Stock and any other securities of the Corporation or any Subsidiary of the Corporation entitled to vote generally in the election of directors of the Corporation.

“Wayne Farms LLC” means Wayne Farms LLC, a Delaware limited liability company.

Section 1.2     Interpretation.  In this Agreement and in the exhibits hereto, except to the extent that the context otherwise requires:

(a)           the headings are for convenience of reference only and shall not affect the interpretation of this Agreement;

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(b)           defined terms include the plural as well as the singular and vice versa;

(c)           words importing gender include all genders;

(d)           a reference to any statute or statutory provision shall be construed as a reference to the same as it may have been or may from time to time be amended, extended, re-enacted or consolidated and to all statutory instruments or orders made under it;

(e)           any reference to a “day” or a “Business Day” shall mean the whole of such day, being the period of 24 hours running from midnight to midnight;

(f)           references to Articles, Sections, subsections, clauses and Exhibits are references to Articles, Sections, subsections, clauses and Exhibits to, this Agreement;

(g)           the words “including” and “include” and other words of similar import shall be deemed to be followed by the phrase “without limitation”; and

(h)           unless otherwise specified, references to any party to this Agreement or any other document or agreement shall include its successors and permitted assigns.

ARTICLE II

APPROVAL AND CONSULTATION OF CERTAIN MATTERS

Section 2.1     Approval of Stockholder Majority.  For so long as the Minimum Condition is satisfied, the Corporation shall not, and shall cause its Subsidiaries not to, take any of the following actions or any plan with respect thereto without the prior approval (which approval may be in the form of an action by written consent) of a Stockholder Majority:

(a)           any increase or decrease in the size or composition of the Board of Directors;

(b)           the incurrence of an aggregate amount of Indebtedness of the Corporation and its Subsidiaries or Controlled Affiliates taken as a whole (other than (i) Indebtedness of the Corporation and its Subsidiaries or Controlled Affiliates as of the date hereof or any refinancing thereof up to the same maximum principal amount of such Indebtedness outstanding as of the date hereof, (ii) capital leases contemplated by an annual budget approved by the Board of Directors and (iii) inter-company Indebtedness) in excess of $25,000,000;

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(c)           any authorization, creation (by way of reclassification, merger, consolidation or otherwise) or issuance of any Equity Securities of any kind of the Corporation or its Subsidiaries, including any designation of the rights (including special voting rights) of one or more classes of preferred stock of the Corporation, other than (i) pursuant to any equity compensation plan of the Corporation approved by the compensation committee of the Board of Directors, (ii) the issuance of Equity Securities of a Subsidiary of the Corporation to the Corporation or a wholly-owned Subsidiary of the Corporation, (iii) upon the exchange of LLC Class B Common Units for securities pursuant to the LLC Agreement or (iv) upon conversion of other convertible securities or upon exercise of warrants or options, which convertible securities, warrants or options are outstanding on the date hereof or issued in compliance with this Agreement;

(d)           any redemption, repurchase or other acquisition by the Corporation of its Equity Securities, other than pursuant to an offer made to all Stockholders pro rata in accordance with each such Stockholder’s Percentage Interest with respect to such Equity Securities (regardless of whether any or all of such Stockholders elect to participate in such redemption, repurchase or other acquisition);

(e)           any material acquisition of assets or Equity Securities of any Person or any material disposition of assets or Equity Securities of the Corporation or its Subsidiaries, in a single transaction or a series of transactions consummated during any twelve-month period, that would involve aggregate consideration payable or receivable by the Corporation or its Subsidiaries in excess of $25,000,000;

(f)            fundamental changes to the nature of the business of the Corporation and its Subsidiaries or its Controlled Affiliates, taken as a whole as of the date hereof, which involves entry by the Corporation or any of its Subsidiaries into material new and unrelated lines of business;

(g)           any adoption, approval or issuance of any “poison pill,” stockholder or similar rights plan by the Corporation or its Subsidiaries or any amendment of such plan after the adoption thereof has been approved by a Stockholder Majority in accordance with this Section 2.1;

(h)           any amendment, restatement, modification or waiver of the Certificate of Incorporation or By-Laws;

(i)            any payment or declaration of any dividend or other distribution on any Equity Securities of the Corporation or entering into a recapitalization transaction the primary purpose of which is to pay a dividend, other than (i) intra-company dividends among the Corporation and its Subsidiaries, (ii) dividends or distributions required to be made pursuant to the terms of any outstanding preferred stock of the Corporation or (iii) dividends or distributions by Wayne Farms LLC in accordance with the LLC Agreement and dividends and distributions of amounts received by the Corporation as such dividends or distributions by Wayne Farms LLC;

(j)            appointment of the chief executive officer, chief financial officer, general counsel, controller or any other officer of the Corporation that would be subject to Section 16 of the Exchange Act;

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(k)           (i) any adoption, amendment, termination of, or increase to the benefits under any Incentive Plan or other employee benefit, plan, practice, program, policy or contract that would be an Incentive Plan if in effect on the date of this Agreement, or (ii) any approval or authorization of the foregoing, in each case, other than (x) as pursuant to any existing Incentive Plan or as required by applicable law or stock exchange rules, or (y) to comply with any Tax regulations or requirements;

(l)            the consummation of a Change of Control;

(m)          any settlement, compromise or consent to any judgment with respect to any Action involving a claim or amount in controversy of more than $20,000,000;

(n)           any entry by the Corporation or any of its Subsidiaries or Controlled Affiliates into voluntary liquidation, dissolution or commencement of bankruptcy or insolvency proceedings, the adoption of a plan with respect to any of the foregoing or the decision not to oppose any similar proceeding commenced by a third party;

(o)           any settlement of any Tax claim, audit or assessment or any surrender of any right to claim a Tax refund, offset or other reduction in Tax liability, involving amounts in excess of $10,000,000; or

(p)           changes to the Corporation’s taxable year or fiscal year.

Section 2.2     Consultation of Stockholder Majority.  For so long as the Minimum Condition is satisfied, the Corporation shall consult in good faith with a Stockholder Majority prior to any termination of employment of the chief executive officer, chief financial officer, general counsel, controller or any other officer of the Corporation that is subject to Section 16 of the Exchange Act.

ARTICLE III

TRANSFER

Section 3.1     Transfers and Joinders.  If a Stockholder effects any Transfer of Common Stock to a Permitted Transferee, such Permitted Transferee may, if not a Stockholder, within five (5) days of such Transfer execute a joinder to this Agreement, in form and substance reasonably acceptable to the Corporation, in which such Permitted Transferee agrees to be a “Stockholder” for all purposes of this Agreement and which provides that such Permitted Transferee shall be bound by and shall fully comply with the terms of this Agreement.

Section 3.2     Binding Effect on Transferees.  Subject to execution of a joinder to this Agreement with five (5) days of the applicable Transfer, in form and substance reasonably acceptable to the Corporation, pursuant to Section 3.1, such Permitted Transferee shall become a Stockholder hereunder.

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Section 3.3     Charter Provisions.  The parties hereto shall use their respective reasonable efforts (including voting or causing to be voted all of the Voting Securities held of record by such party or beneficially owned by such party by virtue of having voting power over such Voting Securities) so as to prevent any amendment to the Certificate of Incorporation or By-Laws as in effect as of the date hereof that would (a) add restrictions to the transferability of the Voting Securities by any Stockholder or its Permitted Transferees at the time of such an amendment, which restrictions are beyond those then provided for in the Certificate of Incorporation, this Agreement or applicable securities laws or (b) nullify any of the rights of any Stockholder or its Permitted Transferees at the time of such amendment, which rights are explicitly provided for in this Agreement, unless, in each such case, such amendment shall have been approved by such Stockholder.

ARTICLE IV

BOARD REPRESENTATION

Section 4.1     Nominees.

(a)           For so long as the Minimum Condition is satisfied. the Corporation and each Stockholder shall take all reasonable actions within their respective control (including voting or causing to be voted all of the Voting Securities held of record by such Stockholder or beneficially owned by such Stockholder by virtue of having voting power over such Voting Securities, and, with respect to the Corporation, as provided in Section 4.1(c) and Section 4.1(d)) so as to cause to be elected to the Board of Directors, and to cause to continue in office, at any given time, a number of individuals designated by a Stockholder Majority (each, a “Stockholder Designee”) equal to the Percentage Interest of the Stockholders multiplied by the total number of directors comprising the Board of Directors and rounded up to the nearest whole number; provided, that, in the event the number of directors to be designated as Stockholder Designees would be equal to or greater than eighty percent (80%) of the total number of directors on the Board of Directors, then the Stockholder Majority shall be entitled to designate one director fewer than eighty percent (80%) of the total number of directors on the Board of Directors.

(b)           For so long as the Minimum Condition is satisfied, if a Stockholder Majority notifies the Stockholders of its desire to remove, with or without cause, any Stockholder Designee from the Board of Directors, the Stockholders shall vote or cause to be voted all of the shares of Voting Securities held of record by such Stockholders or beneficially owned by such Stockholders by virtue of having voting power over such Voting Securities for the removal of such Stockholder Designee.

(c)           The Corporation agrees to include in the slate of nominees recommended by the Board of Directors the Stockholder Designees and to use its reasonable best efforts to cause the election of each such Stockholder Designee to the Board of Directors, including nominating such Stockholder Designees to be elected as directors, in each case subject to applicable law.

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(d)           In the event that a vacancy is created at any time by the death, disability, retirement, resignation or removal of any director who was a Stockholder Designee, the Corporation agrees to take at any time and from time to time all actions necessary to cause the vacancy created thereby to be filled as promptly as practicable by a new Stockholder Designee.

(e)           In the event that at any time the number of directors entitled to be designated as Stockholder Designees pursuant to Section 4.1(a) decreases, the Stockholders shall take reasonable actions to cause a sufficient number of Stockholder Designees to resign from the Board of Directors at or prior to the end of such Stockholder Designee’s term such that the number of Stockholder Designees after such resignation(s) equals the number of directors a Stockholder Majority would have been entitled to designate pursuant to Section 4.1(a).  Any vacancies created by such resignation may remain vacant until the next annual meeting of stockholders or filled by a majority vote of the Board of Directors.  Notwithstanding the foregoing, such Stockholder Designee(s) need not resign from the Board of Directors at or prior to the end of such director’s term if the Corporation’s nominating committee recommends the nomination of such director(s) for election at the next annual meeting coinciding with the end of such director’s term, or otherwise (and for the avoidance of doubt, such director shall no longer be considered a Stockholder Designee).

Section 4.2     Committees.  For so long as this Agreement is in effect, the Corporation shall take all reasonable actions within its control at any given time so as to cause to be appointed to any committee of the Board of Directors a number of Stockholder Designees that is up to the number of directors that is proportionate (rounding up to the next whole director) to the representation that the Stockholders are entitled to designate to the Board of Directors under this Agreement, to the extent such directors are permitted to serve on such committees under the applicable rules of the SEC and any applicable stock exchange. It is understood by the parties hereto that the Stockholders shall not be required to have its directors represented on any committee and any failure to exercise such right in this section in a prior period shall not constitute any waiver of such right in a subsequent period.

ARTICLE V

TERMINATION

Section 5.1     Term.  The terms of this Agreement shall terminate, and be of no further force and effect:

(a)           upon the mutual consent of all of the parties hereto;

(b)           with respect to each Stockholder, if such Stockholder has Transferred all (but not less than all) its Common Stock; or

(c)           upon the consummation of a Change of Control.

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Section 5.2     Survival.  If this Agreement is terminated pursuant to Section 5.1, this Agreement shall become void and of no further force and effect, except for:  (i) the provisions set forth in this Section 5.2, Section 7.4 and Section 7.5 and (ii) the rights with respect to the breach of any provision hereof by the Corporation.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES

Section 6.1     Representations and Warranties of Holdings.  Each Stockholder represents and warrants to the Corporation that (a) it is duly authorized to execute, deliver and perform this Agreement; (b) this Agreement has been duly executed by such Stockholder and is a valid and binding agreement of such Stockholder, enforceable against such Stockholder in accordance with its terms; and (c) the execution, delivery and performance by Stockholder of this Agreement does not violate or conflict with or result in a breach of or constitute (or with notice or lapse of time or both constitute) a default under any agreement to which such Stockholder is a party or, if the Stockholder is an entity, the organizational documents of such Stockholder.

Section 6.2     Representations and Warranties of the Corporation.  The Corporation represents and warrants to Holdings that (a) the Corporation is duly authorized to execute, deliver and perform this Agreement; (b) this Agreement has been duly authorized, executed and delivered by the Corporation and is a valid and binding agreement of the Corporation, enforceable against the Corporation in accordance with its terms; and (c) the execution, delivery and performance by the Corporation of this Agreement does not violate or conflict with or result in a breach by the Corporation of or constitute (or with notice or lapse of time or both constitute) a default by the Corporation under the Certificate of Incorporation or By-Laws, any existing applicable law, rule, regulation, judgment, order, or decree of any Governmental Entity exercising any statutory or regulatory authority of any of the foregoing, domestic or foreign, having jurisdiction over the Corporation or any of its Subsidiaries or Controlled Affiliates or any of their respective properties or assets, or any agreement or instrument to which the Corporation or any of its Subsidiaries or Controlled Affiliates is a party or by which the Corporation or any of its Subsidiaries or Controlled Affiliates or any of their respective properties or assets may be bound.

ARTICLE VII

MISCELLANEOUS

Section 7.1     Entire Agreement.  This Agreement, together with the LLC Agreement and the documents contemplated hereby and thereby, constitute the entire agreement between the parties hereto pertaining to the subject matter hereof and fully supersede any and all prior or contemporaneous agreements or understandings between the parties hereto pertaining to the subject matter hereof.

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Section 7.2     Further Assurances.  Each of the parties hereto does hereby covenant and agree on behalf of itself, its successors, and its assigns, without further consideration, to prepare, execute, acknowledge, file, record, publish, and deliver such other instruments, documents and statements, and to take such other action as may be required by law or reasonably necessary to effectively carry out the intent and purposes of this Agreement.

Section 7.3     Notices.  Any notice, consent, payment, demand, or communication required or permitted to be given by any provision of this Agreement shall be in writing and shall be (a) delivered personally to the Person or to an officer of the Person to whom the same is directed, (b) sent by facsimile, overnight mail or registered or certified mail, return receipt requested, postage prepaid, or (c) (except with respect to notice to the Corporation) sent by e-mail, with electronic, written or oral confirmation of receipt, in each case addressed as follows:

(i)           if to the Corporation, to:

Wayne Farms, Inc.

4110 Continental Drive

Oakwood, GA 30566

Phone:  (770) 538-2127

Fax:  (770) 538-2164

Attention:  General Counsel

with a copy to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, New York 10019-6064

Phone: (212) 373-3257

Fax:  (212) 492-0257

Attention:  Steven J. Williams

(ii)          if to any Stockholder, to:

the address and facsimile number of such Stockholder set forth in the records of the Corporation.

Any such notice shall be deemed to be delivered, given and received for all purposes as of:  (A) the date so delivered, if delivered personally, (B) upon receipt, if sent by facsimile or e-mail, or (C) on the date of receipt or refusal indicated on the return receipt, if sent by registered or certified mail, return receipt requested, postage and charges prepaid and properly addressed.

Section 7.4     Governing Law.  This Agreement, including its existence, validity, construction, and operating effect, and the rights of each of the parties hereto, shall be governed by and construed in accordance with the laws of the State of Delaware without regard to otherwise governing principles of conflicts of law.

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Section 7.5     Consent to Jurisdiction.  The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby (whether brought by any party or any of its Affiliates or against any party or any of its Affiliates) shall be brought in the Delaware Chancery Court or, if such court shall not have jurisdiction, any federal court located in the State of Delaware or other Delaware state court (the “Selected Courts”), and each of the parties hereby irrevocably consents to the jurisdiction of the Selected Courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.  Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any any Selected Court.  Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 7.3 shall be deemed effective service of process on such party.

Section 7.6     Equitable Remedies.  The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions and other equitable remedies to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any of the Selected Courts, this being in addition to any other remedy to which they are entitled at law or in equity.  Any requirements for the securing or posting of any bond with respect to such remedy are hereby waived by each of the parties hereto. Each party further agrees that, in the event of any action for an injunction or other equitable remedy in respect of such breach or enforcement of specific performance, it will not assert the defense that a remedy at law would be adequate.

Section 7.7     Construction.  This Agreement shall be construed as if all parties hereto prepared this Agreement.

Section 7.8     Counterparts.  This Agreement may be executed in any number of counterparts, and each such counterpart shall for all purposes be deemed an original, and all such counterparts shall together constitute but one and the same agreement.

Section 7.9     Third Party Beneficiaries.  Nothing in this Agreement, express or implied, is intended or shall be construed to give any Person other than the parties hereto (or their respective legal representatives, successors, heirs and distributees) any legal or equitable right, remedy or claim under or in respect of any agreement or provision contained herein, it being the intention of the parties hereto that this Agreement is for the sole and exclusive benefit of such parties (or such legal representatives, successors, heirs and distributees) and for the benefit of no other Person.

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Section 7.10     Binding Effect.  Except as otherwise provided herein, all the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the respective successors and permitted assigns of the parties hereto.  No Stockholder may assign any of its rights hereunder to any Person other than a Permitted Transferee.  Each Permitted Transferee of any Stockholder shall be subject to all of the terms of this Agreement, and by taking and holding such shares such Person shall be entitled to receive the benefits of and be conclusively deemed to have agreed to be bound by and to comply with all of the terms and provisions of this Agreement. Notwithstanding the foregoing, no successor or assignee of the Corporation shall have any rights granted under this Agreement until such Person shall acknowledge its rights and obligations hereunder by a signed written statement of such Person’s acceptance of such rights and obligations.

Section 7.11     Severability.  In the event that any provision of this Agreement as applied to any party or to any circumstance, shall be adjudged by a court to be void, unenforceable or inoperative as a matter of law, then the same shall in no way affect any other provision in this Agreement, the application of such provision in any other circumstance or with respect to any other party, or the validity or enforceability of the Agreement as a whole.

Section 7.12     Adjustments Upon Change of Capitalization.  In the event of any change in the outstanding Class A Common Stock and Class B Common Stock, as applicable, by reason of dividends, splits, reverse splits, spin-offs, split-ups, recapitalizations, combinations, exchanges of shares and the like, the term “Class A Common Stock” and “Class B Common Stock” shall refer to and include the securities received or resulting therefrom, but only to the extent such securities are received in exchange for or in respect of Class A Common Stock and Class B Common Stock, as applicable.

Section 7.13     Amendments; Waivers.

(a)           No provision of this Agreement may be amended or waived unless such amendment or waiver is in writing and signed, in the case of an amendment, by the Corporation and a Stockholder Majority, or in the case of a waiver, by either the Corporation if such waiver is to be effective against the Corporation, or a Stockholder Majority, if such waiver is to be effective against the Stockholders; provided that any amendment or waiver that affects the rights or obligations of any Stockholder hereunder in a manner disproportionately adverse to such Stockholder as compared to the other Stockholders shall require the written consent of such Stockholder.

(b)           No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

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Section 7.14     Actions in Other Capacities.  Nothing in this Agreement shall limit, restrict or otherwise affect any actions taken by any Stockholder in its capacity as a stockholder, partner, member or member of the Corporation or any of its Subsidiaries or Controlled Affiliates.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered, all as of the date first set forth above.

WAYNE FARMS, INC.

By:
Name:
Title:

WAYNE FARMS HOLDINGS LLC

By:
Name:
Title:

[Signature Page to Stockholders’ Agreement]